Exhibit 23(a)

Consent Of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-140000) pertaining to Hallmark Financial Services, Inc. 2005 Long Term Incentive Plan;

(2)	Registration Statement (Form S-8 No. 333-160050) pertaining to Hallmark Financial Services, Inc. 2005 Long Term Incentive Plan;

(3)	Registration Statement (Form S-3 No. 333-196613) and related Prospectus pertaining to the registration of $30,000,000 of senior unsecured debt securities; and

(4)	Registration Statement (Form S-8 No. 333-210078) pertaining to Hallmark Financial Services, Inc. 2015 Long Term Incentive Plan;

of our reports dated March 9, 2017, with respect to the consolidated financial statements and schedules of Hallmark Financial Services, Inc. and subsidiaries, and the effectiveness of internal control over financial reporting of Hallmark Financial Services, Inc. and subsidiaries, included in this Annual Report (Form 10-K) for the year ended December 31, 2016.

/s/ Ernst & Young LLP

Fort Worth, Texas
March 9, 2017